                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Ingles Markets, Incorporated
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                     [LOGO]


                          INGLES MARKETS, INCORPORATED
                                 P. O. BOX 6676
                         ASHEVILLE, NORTH CAROLINA 28816

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 17, 1998

To the Stockholders of Ingles Markets, Incorporated:

         NOTICE IS HEREBY GIVEN that Ingles Markets, Incorporated (the "COMPANY") will hold its 1998 Annual Meeting of Stockholders at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina 28804, on Tuesday, February 17, 1998, at 1:00 P.M. local time, for the following purposes:

         (1)      To elect nine Directors for the ensuing year; and

         (2) To transact any other business that may properly come before the 1998 Annual Meeting.

These items and other matters relating to the 1998 Annual Meeting are more fully discussed in the Proxy Statement that accompanies this notice.

         Holders of record of the Company's Class A Common Stock, $.05 par value per share, and Class B Common Stock, $.05 par value per share, at the close of business on January 6, 1998, are entitled to receive this notice and to vote at the 1998 Annual Meeting. The Company will maintain a list of stockholders entitled to vote at the 1998 Annual Meeting at its corporate offices during the 10-day period before the 1998 Annual Meeting.

         Whether or not you expect to attend the 1998 Annual Meeting, please sign and date the accompanying proxy card(s) and return the proxy card(s) promptly in the enclosed postage paid reply envelope. Your prompt return of the proxy card(s) will help the Company prepare for the 1998 Annual Meeting. If you return an executed proxy card and later decide to attend the 1998 Annual Meeting, you may revoke your proxy at the meeting and vote your shares in person.

                                       By Order of the Board of Directors


                                       /s/ Robert P. Ingle


                                       Robert P. Ingle
                                       Chairman of the Board

January 21, 1998
Asheville, North Carolina

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD(S) PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                               TABLE OF CONTENTS

PROXY STATEMENT ..................................................................................    1
         Solicitation of Proxies .................................................................    1
         Effective Proxy Cards ...................................................................    2
                  Signing of Proxy Cards .........................................................    2
                  Revocation of Proxies ..........................................................    2
         Action to be Taken Under the Proxy Cards ................................................    2
                  Election of Directors ..........................................................    2
                  Other Matters ..................................................................    2
         Voting Rights ...........................................................................    3
                  Quorum Requirements ............................................................    3
                  Election of Directors ..........................................................    3
                  Other Matters ..................................................................    4
                  Vote by Directors and Executive Officers .......................................    4
ELECTION OF DIRECTORS ............................................................................    4
         Identification of Directors, Nominees for Election as a Director and Executive Officers .    4
         Committees of the Board of Directors ....................................................    7
         Additional Information with Respect to Compensation Committee Interlocks and Insider
            Participation in Compensation Decisions ..............................................    8
         Meetings of the Board of Directors and Committees .......................................    9
         Compensation of Non-Management Directors ................................................    9
EXECUTIVE COMPENSATION ...........................................................................   10
         General .................................................................................   10
         Employment Contracts, Termination of Employment and Change-in-Control Arrangements ......   10
         Report on Executive Compensation ........................................................   10
                  Executive Compensation Policies ................................................   10
                  Salaries and Cash Incentive Bonus Awards .......................................   11
                  Stock Option Plans .............................................................   11
                  Deferred Compensation Plan .....................................................   14
                  Life Insurance .................................................................   15
EXECUTIVE COMPENSATION SUMMARY ...................................................................   16
         Summary Compensation Table ..............................................................   16
         Options Grants Table ....................................................................   18
         Option Exercise Table ...................................................................   20
         Stock Price Performance Graph ...........................................................   22
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS ...................................   24
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS .............................................   25
RELATIONSHIP WITH INDEPENDENT AUDITORS ...........................................................   26
OTHER MATTERS ....................................................................................   26
         Stockholders' Proposals for the 1999 Annual Meeting .....................................   26
         Action on Other Matters at the 1998 Annual Meeting ......................................   26
         Section 16(a) Beneficial Ownership Reporting Compliance .................................   26
         Incorporation by Reference of this Proxy Statement.......................................   27
         Availability of Form 10-K ...............................................................   27

                          INGLES MARKETS, INCORPORATED
                                 P. O. BOX 6676
                         ASHEVILLE, NORTH CAROLINA 28816


                           ANNUAL STOCKHOLDERS MEETING
                                FEBRUARY 17, 1998
                                 GROVE PARK INN
                                290 MACON AVENUE
                         ASHEVILLE, NORTH CAROLINA 28804

                                 PROXY STATEMENT

         This Proxy Statement is furnished on behalf of the Board of Directors (the "BOARD") of Ingles Markets, Incorporated (the "COMPANY") in connection with the solicitation of proxies to be voted at the Annual Meeting of the Stockholders to be held on February 17, 1998, and any postponements or adjournments thereof (collectively the "1998 ANNUAL MEETING"), for the purposes set forth in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The Company will hold the 1998 Annual Meeting at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina 28804, on Tuesday, February 17, 1998, at 1:00 P.M., local time. The Company is sending this Proxy Statement to each holder of record (a "STOCKHOLDER" and collectively the "STOCKHOLDERS") of the Company's Class A Common Stock, $.05 par value per share ("CLASS A COMMON STOCK"), and Class B Common Stock, $.05 par value per share ("CLASS B COMMON STOCK"). The Class A Common Stock and Class B Common Stock are referred to collectively as the "COMMON STOCK") as of the January 6, 1998 record date (the "RECORD DATE"). Enclosed with this Proxy Statement are one or two forms of proxy (each a "PROXY CARD" and collectively the "PROXY CARDS") appointing two officers of the Company as proxies (the "PROXIES") to vote the shares of Common Stock represented by each effective proxy card at the 1998 Annual Meeting in accordance with the instructions on the proxy card. Also enclosed with this Proxy Statement is the Company's Annual Report for the year ended September 27, 1997 (the "1997 ANNUAL REPORT"), which contains financial and other information regarding the Company and its subsidiaries. The 1997 Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the Company's proxy solicitation materials. The Company first sent or gave this Proxy Statement, the accompanying Proxy Card(s) and the 1997 Annual Report to Stockholders on or about January 21, 1998.

         The Company's principal executive offices are located at 1560 Highway 70 East, Asheville (Black Mountain), North Carolina 28711.

SOLICITATION OF PROXIES

         The Company will solicit proxies for the 1998 Annual Meeting by mail. The Company will bear the cost of preparing, assembling, printing, mailing and soliciting proxy solicitation materials. The Company's officers and regular employees may also solicit proxies in person or by telephone, but they will not be specially compensated for such services. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also solicit proxies by telephone and mail. The Company will not pay Corporate Communications, Inc. a separate fee for any such proxy solicitations. The Company will reimburse banks, brokers, nominees and other custodians and fiduciaries for the reasonable out-of-pocket expenses they incur when they forward proxy solicitation materials to the beneficial owners of Common Stock held of record by such custodians and fiduciaries.

EFFECTIVE PROXY CARDS

         If a Stockholder completes and signs one of the enclosed Proxy Cards in accordance with the instructions on the Proxy Card and returns the Proxy Card to the Company's corporate Secretary (the "SECRETARY") in care of the Company's Transfer Agent, First Union National Bank, so that it is received by the Secretary at or before the 1998 Annual Meeting, the shares of Common Stock represented by the Proxy Card will be voted at the 1998 Annual Meeting in accordance with the instructions on the Proxy Card. Proxy Cards that are not properly completed or signed or are not received by the Secretary at or before the 1998 Annual Meeting will not be effective.

         SIGNING OF PROXY CARDS. If a Stockholder is a corporation or a partnership, a duly authorized person should sign each Proxy Card in the Stockholder's full corporate or partnership name. If the shares of Common Stock represented by a Proxy Card are registered in more than one name, each registered owner should sign the Proxy Card. If an authorized person executes the Proxy Card pursuant to a power of attorney or as an executor, administrator, trustee or guardian, the person should include his or her full title on the Proxy Card and enclose a certificate or other evidence of appointment with the Proxy Card when delivering it to the Secretary. Proxy Cards that are not properly executed will not be effective.

         REVOCATION OF PROXIES. If a Stockholder revokes a Proxy Card that the Stockholder delivered to the Secretary, that Proxy Card will not be effective. If a Stockholder delivers an effective Proxy Card with respect to specific shares of Common Stock, that Proxy Card will revoke all Proxy Cards previously delivered by that Stockholder with respect to those shares of Common Stock. Any Stockholder may revoke an effective Proxy Card at any time prior to the exercise of the proxy granted by that Proxy Card. A Proxy Card may be revoked by the Stockholder executing the Proxy Card without complying with any other formalities if the Stockholder attends the 1998 Annual Meeting and gives oral notice of the Stockholder's election to vote in person. In addition, a Proxy Card with respect to any shares of Common Stock may be revoked prior to the 1998 Annual Meeting by the Stockholder executing the Proxy Card if the Stockholder delivers to the Secretary an instrument revoking it or an effective Proxy Card with respect to such shares bearing a later date.

ACTION TO BE TAKEN UNDER THE PROXY CARDS

         ELECTION OF DIRECTORS. Unless instructed otherwise on the Proxy Cards, one or both of the Proxies who are named on the Proxy Cards will vote all effective Proxy Cards at the 1998 Annual Meeting "FOR" the election of each of the nominees for election as a member of the Board (each a "DIRECTOR") set forth under the heading "ELECTION OF DIRECTORS" (collectively, the "NOMINEES").

         OTHER MATTERS. As of the date of this Proxy Statement, the Company's management knew of no matter to be brought before the 1998 Annual Meeting other than those mentioned in this Proxy Statement. However, if any other matter properly comes before the 1998 Annual Meeting, one or both of the Proxies who are named on the Proxy Cards will vote all effective Proxy Cards in accordance with the judgment of such persons. If a broker indicates on a Proxy Card that the broker does not have discretionary authority to vote the shares of Common Stock represented by the Proxy Card on a particular matter, those shares will not be voted on that matter.

VOTING RIGHTS

         Only Stockholders holding Class A Common Stock or Class B Common Stock on the Record Date are entitled to vote at the 1998 Annual Meeting. Pursuant to the Company's Bylaws, the Board has fixed January 6, 1998, at the close of business, as the Record Date for the determination of the holders of Common Stock that are entitled to receive notice of and to vote at the 1998 Annual Meeting. Based on information available to the Company from its Transfer Agent, First Union National Bank, at the close of business on January 6, 1998, there were 9,077,666 shares of Class A Common Stock and 12,788,073 shares of Class B Common Stock outstanding and entitled to be voted at the 1998 Annual Meeting.

         QUORUM REQUIREMENTS. No matters may be voted on at the 1998 Annual Meeting unless a quorum is present at the meeting for purposes of that vote. If a majority of the outstanding shares of the Class A Common Stock represented at the 1998 Annual Meeting is present, in person or by proxy, a quorum will be present for purposes of the election of Directors by the holders of the Class A Common Stock. If a majority of the outstanding shares of the Class B Common Stock represented at the 1998 Annual Meeting is present, in person or by proxy, a quorum will be present for purposes of the election of Directors by the holders of the Class B Common Stock. If a majority of the aggregate votes represented by all outstanding shares of the Class A Common Stock and Class B Common Stock are present at the 1998 Annual Meeting, in person or by proxy, a quorum will be present for purposes of voting on any other matters that may be presented at the 1998 Annual Meeting.

         ELECTION OF DIRECTORS. At the 1998 Annual Meeting, the holders of
Class A Common Stock voting as a class will elect two Directors and the holders of Class B Common Stock voting as a class will elect seven Directors. Each Stockholder will have one vote for each share of Class A Common Stock held by the Stockholder as of the Record Date and one vote for each share of Class B Common Stock held by the Stockholder as of the Record Date. If a quorum is present for purposes of the vote, the North Carolina Business Corporation Act provides that the nominees receiving a plurality of the votes cast by the shares entitled to vote in the election will be elected as Directors. If there are more than two nominees to be elected by the holders of Class A Common Stock, the two nominees receiving more votes "for" than any other nominees will have received a plurality of the vote. If there are more than seven nominees to be elected by the holders of the Class B Common Stock, the seven nominees receiving more votes "for" than any other nominees will have received a plurality of the vote. In an election of Directors, only shares that are voted (votes cast for nominees and votes withheld) will be counted. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote because such shares will be treated as not having been voted. For purposes of the 1998 Annual Meeting, a broker non-vote is a Proxy Card that (a) indicates that the Stockholder is a broker that holds the shares of record for a beneficial owner,
(b) does not reflect a vote on certain matters because the broker does not have discretionary authority to vote the shares of Common Stock represented by the Proxy Card on those matters because the beneficial owner sent no voting instructions to the broker and (c) reflects a vote for the election of Directors because the broker can exercise discretionary authority to vote the shares for the election of Directors. Broker non-vote shares are deemed to be present for purposes of determining if a quorum exits.

         The North Carolina Business Corporation Act provides that, except for stockholders of public corporations, every stockholder of a corporation that was incorporated between July 1, 1957, and July 1, 1990, who is otherwise entitled to vote at an election of directors shall have the right to vote in that election, in person or by proxy, either (a) by voting the number of shares held of record by that stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or (b) by cumulative voting, whereby the stockholder has as many votes as the number of such directors multiplied by the number of the stockholder's shares, and such stockholder can either (i) give one nominee all of such votes or (ii) distribute the same number of votes among any number of the nominees. This right of cumulative voting may not be exercised unless a stockholder or proxy holder announces in open meeting before the voting for directors states an intention to vote cumulatively. This provision of the North Carolina Business Corporation Act does not apply to corporations that are public corporations as of the date the share records are closed for purposes of setting a record date for the meeting. Because the Company was a public corporation on the Record Date, cumulative voting will not be applicable to the election of Directors at the 1998 Annual Meeting. Nevertheless, if, for any reason, cumulative voting is determined to be applicable to the election of Directors at the 1998 Annual Meeting, discretionary authority is hereby solicited so that, except as limited in any Proxy Card, the Proxies who are named in the Proxy Cards will have full authority to vote for the largest number of nominees that can be elected by cumulative voting of the shares of Common Stock to which the Proxy Cards relate or for such lesser number as may be instructed by the Board, and the Proxies will have full authority to distribute their votes in such manner as may be instructed by the Board among nominees for whom the authority to vote has not been withheld in the Proxy Cards.

         OTHER MATTERS. Unless otherwise provided in the Company's Articles of Incorporation or the North Carolina Business Corporation Act, with respect to all other matters to be voted upon at the 1998 Annual Meeting, the holders of Class A Common Stock and Class B Common Stock will vote as a single class, and each holder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held as of the Record Date and each holder of Class B Common Stock will be entitled to 10 votes for each share of Class B Common Stock held as of the Record Date. For purposes of any such vote, if a quorum is present, a proposal will pass if the votes cast "for" the action exceed the votes cast "against" the action. Any shares not voted with respect to any such matters (whether by abstention, broker non-vote or otherwise) will have no impact on the vote because the shares will be treated as not having been voted. As of the date of this Proxy Statement, the Company does not know of any other matters to be presented for action at the 1998 Annual Meeting.

         VOTE BY DIRECTORS AND EXECUTIVE OFFICERS. For purposes of any vote at the 1998 Annual Meeting, as of the Record Date, the Company's Directors and Executive Officers as a group (18 persons) held 54,935 shares of Class A Common Stock (less than 1%) and 12,325,100 shares of Class B Common Stock (approximately 96.4%). See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS."

                              ELECTION OF DIRECTORS

         Each member of the Board will be elected for a term of one year and until their successors are elected and qualified or until their earlier death, resignation or removal from office. The Company's Articles of Incorporation and Bylaws provide that the number of Directors can not be less than five or more than 11 and that the number of Directors may be fixed from time to time by resolution of the Board. The Board has determined by resolution that the number of Directors will be fixed at nine for the ensuing year. In accordance with the Company's Articles of Incorporation and Bylaws, two of the Directors will be elected by a vote of the holders of the Class A Common Stock and the remaining seven Directors will be elected by a vote of the holders of the Class B Common Stock.

IDENTIFICATION OF DIRECTORS, NOMINEES FOR ELECTION AS A DIRECTOR AND EXECUTIVE OFFICERS

         THE BOARD HAS NOMINATED JOHN O. POLLARD AND J. ALTON WINGATE TO BE ELECTED BY THE HOLDERS OF THE CLASS A COMMON STOCK AND ROBERT P. INGLE, ANTHONY
S. FEDERICO, VAUGHN C. FISHER, RALPH H. GARDNER, ROBERT P. INGLE, II, LAURA INGLE SHARP AND BRENDA S. TUDOR TO BE ELECTED BY THE HOLDERS OF THE CLASS B COMMON STOCK. All of these Nominees are currently Directors except Brenda S. Tudor. Ms. Tudor has been nominated to replace Jack R. Ferguson as a member of the Board. Mr. Ferguson announced his retirement as a member of the Board and as Vice President-Finance and Chief Financial Officer effective as of the close of business on February 16, 1998.

         The Proxies who are named in the Proxy Cards intend to vote "FOR" the election of each of the Nominees who are to be elected by the holders of Class A Common Stock and by the holders of Class B Common Stock. If for any reason any Nominee is no longer a candidate when the election occurs at the 1998 Annual Meeting, the Proxies intend to vote for the remaining Nominees and to vote in accordance with their best judgment if any substitute nominee is designated by the proxy holders or by the Board to fill the vacancy. As of the date of this Proxy Statement, the Company anticipates that all of the Nominees will continue to be candidates at the 1998 Annual Meeting. Under no circumstances will the Proxies vote for more or fewer then nine nominees, unless the Board votes to change the number of Directors or fewer than nine individuals are nominated at the 1998 Annual Meeting.

         The information set forth below was furnished by the respective Directors, Nominees and executive officers of the Company named below (each an "EXECUTIVE OFFICER"). Except as otherwise indicated, each Director, each Nominee and each Executive Officer has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years. None of the Directors, Nominees or Executive Officers, other than Robert
P. Ingle and J. Alton Wingate, is a director of any other publicly-owned company.

NAME                             INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
-----------------------------    ------------------------------------------------------------
Robert P. Ingle                  Mr. Ingle has been Chairman of the Board and
                                 Chief Executive Officer since the Company was
                                 incorporated in 1965. He was President of the
                                 Company until 1982. Mr. Ingle also serves on
                                 the Asheville Board of Directors Advisory Board
                                 of First Union National Bank of North Carolina,
                                 Asheville. Mr. Ingle is 64.

Joseph G. Ashley                 Mr. Ashley has served as Vice President-Meats
                                 since he joined the Company in May 1991. He
                                 served as a regional supervisor of meat
                                 operations for Food Lion, Inc., a regional
                                 supermarket chain, from 1973 until May 1991.
                                 Mr. Ashley is 50.

H. James Brabson                 Mr. Brabson has served as Vice President-Store
                                 Operations since January 1997. He joined the
                                 Company in 1972 and held various positions
                                 until 1984 when he became a District Manager.
                                 Mr. Brabson is 50.

Timothy A. Davey                 Mr. Davey has served as a Bakery director since
                                 he joined the Company in July 1994 and is
                                 currently Vice President-Bakery. Mr. Davey
                                 served as Director of Bakery Operations for
                                 Kash n' Karry Food Stores, Inc., a regional
                                 supermarket chain, from 1989 until 1994. From
                                 1978 to 1989, he was employed by the Kroger
                                 Company in a variety of positions. Mr. Davey is
                                 41.

Anthony S. Federico              Mr. Federico has served as a Director since May
                                 1991 and as Vice President-Non-Foods since
                                 October 1992. Prior to joining the Company in
                                 October 1992, he served as President of
                                 Ultimate Food Sales, Inc., a food brokerage
                                 company based in Asheville, North Carolina,
                                 which he founded in 1985. Mr. Federico is 38.

NAME                             INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
-----------------------------    ------------------------------------------------------------
Jack R. Ferguson                 Mr. Ferguson has served as a Director and as
                                 Vice President-Finance and Chief Financial
                                 Officer of the Company since January 1988.
                                 Prior to joining the Company in December 1987,
                                 Mr. Ferguson served as Treasurer of BI-LO,
                                 Inc., a regional supermarket chain, where he
                                 had been employed since 1971. Mr. Ferguson is
                                 57. Mr. Ferguson announced his retirement as a
                                 member of the Board and as Vice
                                 President-Finance and Chief Financial Officer
                                 effective as of the close of business on
                                 February 16, 1998.

Vaughn C. Fisher                 A Director since 1985, Mr. Fisher joined the
                                 Company in 1972 and currently serves as the
                                 Company's President and Chief Operating
                                 Officer. He served as the Company's Vice
                                 President-Sales Manager until December 28,
                                 1996. Mr. Fisher is 60.

Ralph H. Gardner                 A Director since 1985, Mr. Gardner is President
                                 of Milkco, Inc., a subsidiary of the Company
                                 that processes and packages milk, fruit juices
                                 and spring water. Mr. Gardner worked for Kraft,
                                 Inc. as Area Sales Manager for 34 years prior
                                 to joining the Company as an officer in 1982.
                                 He is 77.

Nancy L. Hughes                  Ms. Hughes joined the Company in January 1997
                                 and has served as Vice President-Deli since
                                 February 1997. Prior to joining the Company,
                                 Ms. Hughes served as Bakery Buyer/Corporate
                                 Merchandiser for BI-LO, Inc., where she was
                                 employed from 1989 until January 1997. She was
                                 previously employed by the Company from 1979
                                 until 1989 in a variety of job positions. Ms.
                                 Hughes is 38.

Robert P. Ingle, II              Robert P. Ingle, II, has been a Director since
                                 February 1997. He has also been employed by the
                                 Company on a full-time basis since 1991. He
                                 became Vice President-Operations in February
                                 1996. He is 29.

Edward J. Kolodzieski            Mr. Kolodzieski has served as Vice
                                 President-Strategic Planning since he joined
                                 the Company in August 1995. Prior to joining
                                 the Company, Mr. Kolodzieski was employed by
                                 Kash n' Karry Food Stores, Inc., a regional
                                 supermarket chain, from 1978 until 1995. He
                                 held several positions at Kash n' Karry,
                                 including Regional Manager, Marketing Manager,
                                 Director of Deli Marketing, and Vice President
                                 of Operations, and served in the capacity as
                                 Senior Vice President-Operations prior to
                                 joining the Company. Mr. Kolodzieski is 37.

Gordon S. Myers                  Mr. Myers has served as Vice President-Real
                                 Estate since he joined the Company in March
                                 1993. Prior to joining the Company, he was
                                 President of Commercial Developers, Inc., a
                                 real estate company, where he consulted with
                                 the Company on matters relating to real estate.
                                 He is 53.

John O. Pollard                  A Director since 1987, Mr. Pollard is a partner
                                 in the Charlotte, North Carolina law firm of
                                 Blakeney & Alexander, with which he has been
                                 affiliated since 1973. Mr. Pollard is 60.

J. Thomas Outlaw, Jr.            Mr. Outlaw has been employed by the Company in
                                 various capacities since 1977. He is currently
                                 Vice President-Sales Manager. Mr. Outlaw is 51.

NAME                             INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
-----------------------------    ------------------------------------------------------------
Laura Ingle Sharp                The Company's "Laura Lynn" private label
                                 products are named after Ms. Sharp. She has
                                 been a Director since February 1997. She has
                                 also served the Company in several capacities
                                 on a full-time and part-time basis since 1975,
                                 including appearances in advertisements
                                 promoting the Company's private label products.
                                 Ms. Sharp is 41.

Leonard E. Tasler                Mr. Tasler has served as Vice President-Produce
                                 since he joined the Company in March 1993.
                                 Prior to joining the Company, he served as
                                 Senior Produce Buyer for Safeway Stores, Inc.,
                                 a national supermarket chain, in its Omaha,
                                 Phoenix, and Denver division from 1973 through
                                 1993. He is 43.

Brenda S. Tudor                  A certified public accountant, Ms. Tudor is
                                 Controller and Secretary of the Company. She
                                 joined the Company in 1984 and served as
                                 general accounting manager until 1988. Before
                                 she joined the Company, Ms. Tudor was employed
                                 as an accountant with the Asheville, North
                                 Carolina office of Strand, Skees, Jones &
                                 Company, certified public accountants, for
                                 three years. Ms. Tudor is 40.

J. Alton Wingate                 A Director since 1987, Mr. Wingate is Chairman
                                 and Chief Executive Officer of Community Bank &
                                 Trust-Cornelia, Georgia, where he has been
                                 employed as an executive officer since 1977. He
                                 also serves as President, Chief Executive
                                 Officer and a director of Financial
                                 Supermarkets, Inc. and Community Bankshares,
                                 Inc. Mr. Wingate also serves as a director of
                                 Community Bank & Trust-Commerce, Georgia, and
                                 Cherokee National Life Insurance Company and as
                                 Chairman and a director of Community Bank &
                                 Trust-Alabama and Community Bank & Trust-Troup,
                                 Georgia. Mr. Wingate is 58.

         Robert P. Ingle, II and Laura Ingle Sharp are the son and daughter, respectively, of Robert P. Ingle. Anthony S. Federico is the son-in-law of Robert P. Ingle and the brother-in-law of Robert P. Ingle, II and Laura Ingle Sharp. There are no other family relationships among any of the Directors, Nominees or Executive Officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board has three standing committees: an Executive Committee, an Audit/Compensation Committee and an Employee Benefit Plan Committee. The Company does not have a separate nominating committee.

         THE EXECUTIVE COMMITTEE. The Executive Committee can exercise the powers of the full Board between meetings of the Board, except for powers that may not be delegated to a committee of the Board under the North Carolina Business Corporation Act. The Executive Committee currently consists of Messrs. Robert P. Ingle, Fisher and Ferguson.

         THE AUDIT/COMPENSATION COMMITTEE. The Board approved resolutions that provide that up to three of its independent, non-employee members will serve on the Audit/Compensation Committee and empowered the committee to:

         - Recommend the appointment or removal of the Company's independent auditors, review the scope and results of the independent audit of the Company, review audit fees and review changes in accounting policies that have a significant effect on the Company's financial reports.

         - Approve compensation levels and increases of each Executive Officer and of other employees of the Company whose annual base salary is in excess of $100,000.

         - Approve all incentive payments to Executive Officers and any incentive payments in excess of $25,000, paid in cash or property, in any calendar year to any other employee.

         -        Undertake administration of employee benefit plans.

The Audit/Compensation Committee consists of Messrs. Robert P. Ingle, Pollard and Wingate.

         THE EMPLOYEE BENEFIT PLAN COMMITTEE. The Employee Benefit Plan Committee was established during fiscal 1997. The Board appointed two of its members to serve on the Employee Benefit Plan Committee and empowered the committee to undertake administration of employee benefit plans and other compensation matters where independent, disinterested administration was required by applicable tax or securities laws. Where Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), requires that grants or awards under the Company's stock-based employee benefit plans be made by the full Board or by a "disinterested" committee or a committee of "outside directors," the Employee Benefit Plan Committee or the Board, as appropriate, will make such decisions. The Employee Benefit Plan Committee consists of Messrs. Pollard and Wingate.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         All compensation decisions made during fiscal 1997 that were not made exclusively by the Board, the Audit/Compensation Committee or the Employee Benefit Plan Committee were made by the Chief Executive Officer (in certain instances in consultation with the Chief Operating Officer).

         The only member of the Audit/Compensation Committee who was an officer or employee of the Company and its subsidiaries during fiscal 1997 was Mr. Robert P. Ingle. Messrs. Pollard and Wingate, who are the other members of the Audit/Compensation Committee and the sole members of the Employee Benefit Plan Committee, were not officers or employees of the Company or its subsidiaries during fiscal 1997 or any prior fiscal year.

         While Messrs. Pollard and Wingate do not have any employment relationship with the Company, they do have certain other relationships with the Company. Mr. Pollard is a partner in the Charlotte, North Carolina, law firm of Blakeney & Alexander which, from time to time, handles labor matters for the Company. Blakeney & Alexander bills the Company on a calendar year basis. During fiscal 1997, the Company accrued approximately $198,000 in fees for services rendered by Blakeney & Alexander. Mr. Wingate is President, Chief Executive Officer and a director of Community Bankshares, Inc. and of its subsidiaries, Financial Supermarkets, Inc. and Community Bank & Trust. Financial Supermarkets, Inc. provides consulting services to the Company in connection with the placement of banks within the Company's supermarkets. During fiscal 1997, the Company paid Community Bank & Trust $104,158 in fees for services rendered by Financial Supermarkets, Inc.

         The Company believes that the transactions described above between the Company and each of Blakeney & Alexander and Community Bank & Trust have been and will continue to be on terms no less favorable to the Company than those available from unaffiliated third parties in transactions negotiated at arms-length.

         From time to time, the Company has made cash advances to Mr. Robert P. Ingle, and Mr. Ingle has made cash advances to the Company. Such advances, both to and from Mr. Ingle, have been payable on demand and have been unsecured. The rate of interest on each of these advances was eight percent (8%). During fiscal 1997, Mr. Ingle advanced the Company $102,022 in the aggregate under this arrangement and the Company advanced Mr. Ingle $101,392 in the aggregate. The highest aggregate amount of advances from the Company to Mr. Ingle that were outstanding as of the end of any month during fiscal 1997 was $7,781 and the highest aggregate amount of advances from Mr. Ingle to the Company that were outstanding as of the end of any month during fiscal 1997 was $16,184. As of September 27, 1997, no balances were outstanding under this arrangement.

         See also "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board held four formal meetings during fiscal 1997. The Executive Committee held no formal meetings during fiscal 1997, but met on an informal basis. The Audit/Compensation Committee held one formal meeting during fiscal 1997, met on an informal basis and acted by unanimous written consent. The Employee Benefit Plan Committee held no formal meetings during fiscal 1997, but met on an informal basis and acted by unanimous written consent. For the period in fiscal 1997 during which he or she served as a Director, each incumbent Director attended at least 75% of all meetings of the Board and of the committees of the Board on which he or she served. See "COMMITTEES OF THE BOARD OF DIRECTORS."

COMPENSATION OF NON-MANAGEMENT DIRECTORS

         Directors who were not officers of the Company received a fee of $500 for each Board meeting they attended in fiscal 1997.

                             EXECUTIVE COMPENSATION

GENERAL

         In order to improve stockholders' understanding of all forms of compensation paid to executive officers, the criteria used to reach such compensation decisions, and any relationship between executive compensation and corporate performance, the Securities and Exchange Commission (the "SEC") adopted rules regarding the form and substance of the executive compensation disclosure to be made by publicly-held corporations to their stockholders. The SEC's rules also require the Company to include in this Proxy Statement a report from the Audit/Compensation Committee and the Employee Benefit Plan Committee addressing the following aspects of executive compensation with respect to the most recently completed fiscal year (the fiscal year ended September 27, 1997):
(a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Robert P. Ingle, and (c) any relationship between such compensation and the Company's performance. Accordingly, set forth below is the report submitted by Messrs. Robert P. Ingle, John O. Pollard and J. Alton Wingate in their capacity as the Company's Audit/Compensation Committee and by Messrs. Pollard and Wingate in their capacity as the Employee Benefit Plan Committee.

         The Company believes that the following disclosure provides its stockholders with an understanding of the Company's executive compensation structure during fiscal 1997 and insight into the Company's policies that shaped such compensation decisions.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         None of the Executive Officers had an employment contract, a termination of employment arrangement or a change in control arrangement with the Company or any of its subsidiaries during fiscal 1997.

REPORT ON EXECUTIVE COMPENSATION

         EXECUTIVE COMPENSATION POLICIES. The Company's Chief Executive Officer periodically reviews the compensation paid by the Company to its Executive Officers and other employees. Based on the Company's performance, he makes final subjective determinations (in certain instances in consultation with the Chief Operating Officer) with respect to any changes to be made to that compensation.

         Neither the full Board, the Audit/Compensation Committee nor the Employee Benefit Plan Committee generally reviews or ratifies the Chief Executive Officer's decisions relating to executive compensation unless otherwise required by the Company's Bylaws, by resolutions adopted by the Board or by the North Carolina Business Corporation Act. Decisions are made by the Board, the Audit/Compensation Committee or the Employee Benefit Plan Committee if such decisions require the adoption of documents relating to employee benefit plans or programs. In addition, the Audit/Compensation Committee is required by resolution to approve any increases in compensation that the Company will pay to an employee whose base salary is in excess of $100,000, all incentive compensation that the Company will pay to Executive Officers and any incentive payments that the Company will pay to any other employee in excess of $25,000. Decisions about grants or awards under the Company's stock-based employee benefit plans are made either by the Employee Benefit Plan Committee or by the Board, as appropriate, where Rule 16b-3 of the Exchange Act or Section 162(m) of the Code requires that such grants or awards be made by the full Board or by a "disinterested" committee or a committee of "outside directors." See "COMMITTEES OF THE BOARD OF DIRECTORS."

         Section 162(m) of the Code generally limits to $1 million the corporate tax deduction for compensation paid to certain executive officers, unless certain requirements are met. On December 20, 1995, the Internal Revenue Service and Department of Treasury issued final regulations regarding compliance with
Section 162(m). The regulations clarify that the Section 162(m) limitations apply to certain compensation paid to the chief executive officer and any of the other four highest paid officers of a publicly-held corporation. To qualify for exemption from these limitations, the compensation must be "performance based" as defined in Section 162(m). To be considered "performance based," the compensation must be paid solely because the officers have met one or more pre-established, objective performance goals established by a committee of "outside directors." In addition, the material terms of these performance goals must be disclosed to and approved by the corporation's stockholders and a committee of "outside directors" must certify that the performance goals were attained. The Chief Executive Officer and the Audit/Compensation Committee have determined that, while the $1 million compensation deduction cap would be applicable to the Executive Officers named in the "SUMMARY COMPENSATION TABLE," their compensation levels for fiscal 1997 were substantially below the cap. Nevertheless, the Chief Executive Officer, the Audit/Compensation Committee and the Employee Benefit Plan Committee, as appropriate, intend to consider Section 162(m) of the Code when they determine compensation levels and to evaluate appropriate alternatives to mitigate any adverse impact this limitation may have on the deductibility of executive compensation paid by the Company and its subsidiaries.

         SALARIES AND CASH INCENTIVE BONUS AWARDS.

         THE CHIEF EXECUTIVE OFFICER'S SALARY AND BONUS. In fiscal 1997, Mr. Robert P. Ingle received a salary of $200,000 and no bonus. Payment of Mr. Ingle's salary was approved by the Audit/Compensation Committee. Mr. Ingle's salary was fixed effective December 6, 1992, at $170,000 per year in accordance with a three-year employment agreement entered into with the Company. The employment agreement included a bonus provision and certain other benefits. Effective September 26, 1993, Mr. Ingle's employment agreement was amended to extend the term until September 26, 1996, amend the bonus provision effective with fiscal 1994, and increase his base salary to no less than $200,000 per year effective with fiscal 1995. The employment agreement expired at the end of fiscal 1996.

         SALARY AND BONUS AWARDS FOR OTHER EXECUTIVE OFFICERS. In fiscal 1997, Mr. Fisher received a salary of $283,308 and a bonus of $10,329, the payment which was approved by the Audit/Compensation Committee.

         Mr. Ashley's salary was fixed at $150,000 per year pursuant to an oral agreement that Mr. Ashley and the Company entered into as a condition of his accepting employment with the Company.

         Of the five Executive Officers of the Company named in the "SUMMARY COMPENSATION TABLE," only four earned compensation during fiscal 1997 in an amount that was based on corporate performance. These Executive Officers received a fixed salary and a bonus based on the Company's performance. Mr. Gardner's annual bonus was tied to the pre-tax income (before bonus) of Milkco, Inc. The bonuses paid by the Company to Messrs. Fisher, Ashley and Ferguson were tied to the Company's operating performance for the fiscal year.

         STOCK OPTION PLANS.

         STOCK OPTION AGREEMENTS WITH EXECUTIVE OFFICERS. As of August 2, 1995, the Company entered into a nonqualified stock option agreement with Edward J. Kolodzieski, the Company's Vice President-Strategic Planning under which up to 100,000 shares of the Company's Class A Common Stock may be issued to him at an exercise price of $10.625 per share (the fair market value of the stock at the date the option was granted). The agreement was approved by the Company's Board of Directors and its stockholders. The agreement provides that Mr. Kolodzieski may exercise this option during a three-month period that begins on August 2, 2000. Mr. Kolodzieski may also exercise his option upon his death or disability or his retirement approved by the Company.

         1997 NONQUALIFIED STOCK OPTION PLAN. On January 17, 1997, the Board adopted the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan (the "1997 PLAN"). The Company's stockholders adopted and approved the 1997 Plan on February 18, 1997. The purposes of the 1997 Plan are to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide incentives and rewards for superior performance. The Company may grant options under the 1997 Plan only to officers or key employees of the Company or any of its subsidiaries or to anyone who agrees to be an officer or key employee no more than 90 days before the date the options are granted.

         During fiscal 1997, the Employee Benefit Plan Committee administered the 1997 Plan. The Employee Benefit Plan Committee or the Board, as appropriate (in its sole discretion subject to the terms of the 1997 Plan), determines the following pursuant to the 1997 Plan: the number of shares of Class A Common Stock that are subject to each option granted; the exercise price for each such share to be issued when an option is exercised; the dates on which options will be granted, will become exercisable and will expire; and any other conditions to which the options will be subject. Each optionee is required to enter into an option agreement with the Company specifying the terms of his or her option. Options will terminate, become null and void and no longer be of any force and effect if the options have not been exercised by the expiration date set forth in the optionee's option agreement.

         If an optionee's employment is terminated for any reason other than by reason of death, a material disability or retirement with the consent of the Company, any portion of the option that has not been previously exercised will terminate immediately. If the optionee dies while employed or within a period of three months after any termination of employment as a result of a material disability or retirement with the consent of the Company, the option may be exercised, at any time within the three-month period after the optionee's death during which the option would otherwise be exercisable, by the executor or administrator of the optionee's estate or by persons who have acquired the option directly from the optionee by bequest or inheritance. If the optionee's employment is terminated due to a material disability or retirement with the consent of the Company, the optionee will have the right to exercise the option at any time within the three-month period after such termination during which the option would otherwise be exercisable.

         During February 1997, the Company granted options to purchase 1,150,000 shares of Class A Common Stock to its key employees. The exercise price per share for each of these options is 100% of the fair market value of the Class A Common Stock on the grant date. Included in these option grants were two options for 100,000 shares of Class A Common Stock each to Robert P. Ingle, the Company's Chairman of the Board and Chief Executive Officer, and Vaughn C. Fisher, the Company's President and Chief Operating Officer. These options become exercisable in February 1998 and may be exercised until February 1999. Options for an additional 950,000 shares of Class A Common Stock were granted to other Executive Officers and key employees in February 1997. Each of these options becomes exercisable in February 2002 and may be exercised until February 2003.

         As of the date of this Proxy Statement, the maximum number of shares of the Company's Class A Common Stock that could be issued upon the exercise of
Options under the 1997 Plan is 5,000,000 shares.   During the 1997 fiscal year,
1,150,000 options were granted under the 1997 Plan and options for 13,000 shares were canceled. As of September 27, 1997, no options had been exercised, no options were exercisable, options to purchase 1,137,000 shares of Class A Common Stock were outstanding and options to purchase 3,863,000 shares of Class A Common Stock were available for future grants under the 1997 Plan.

         AMENDED AND RESTATED 1991 NONQUALIFIED STOCK OPTION PLAN. The Board adopted a nonqualified stock option plan in August 1991. This plan was retroactively amended and restated during the fourth quarter of fiscal 1995 to make certain technical corrections reflecting the original intent of the Board when the plan was originally adopted (as amended and restated, the "1991 PLAN"). On February 20, 1996, the 1991 Plan was approved and adopted by the Company's stockholders. Under the 1991 Plan, up to 1,000,000 shares of the Company's Class A Common Stock were issuable to key employees until August 6, 1996, at a price not less than 100% of the fair market value of the shares on the grant date.

         Options granted under the 1991 Plan may be exercised, in whole or in part, during a three-month period that begins on the fifth anniversary of the grant date. Generally, these options are not exercisable after the optionee ceases to be employed by the Company. If an optionee dies before the 63rd month after the grant date, the option may be exercised at any time within the period after the optionee's death during which the option would otherwise be exercisable, by the optionee's estate or by any person(s) who may have acquired the option directly from the optionee by bequest or inheritance.

         The Company's ability to issue options under the 1991 Plan ceased pursuant to the terms of the 1991 Plan as of August 7, 1996. As of September 27, 1997, 391,000 options had been exercised, no options were exercisable and options to purchase 500,000 shares of Class A Common Stock were outstanding. During fiscal 1997, 100,000 option shares of Class A Common Stock were canceled.

         AMENDED AND RESTATED 1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN. The Board and stockholders of the Company adopted and approved an incentive stock option plan in 1987. This plan was retroactively amended and restated during the fourth quarter of fiscal 1995 to make certain technical corrections reflecting the original intent of the Board when the plan was originally adopted (as amended and restated, the "ISO PLAN"). The ISO Plan provided for the grant of incentive stock options on or before September 8, 1997, to key employees to purchase up to 250,000 shares of Class A Common Stock. Participation in the ISO Plan was limited to salaried employees who (a) were officers or employed in an executive, administrative or professional capacity by the Company and (b) possessed less than 10% of the total combined voting power of all classes of stock of the Company immediately after the option was granted. Options were granted by the committee responsible for overseeing the ISO Plan, which established the exercise price of the options at not less than 100% of the fair market value of the Class A Common Stock on the grant date.

         Options granted under the ISO Plan may be exercised, in whole or in part, within a three-month period that begins on the fifth anniversary of the grant date. If an optionee dies, becomes disabled or retires with the consent of the Company before the 63rd month after the grant date, the option may be exercised at any time within the period after the optionee's death during which the option would otherwise be exercisable, by the personal representative of the optionee (in the event of the optionee's disability or death) or by the optionee.

         The Company's ability to issue options under the ISO Plan ceased pursuant to the terms of the ISO Plan as of September 8, 1997. During fiscal 1997, options to purchase 66,000 shares of Class A Common Stock were granted under the ISO Plan, options for 48,200 shares of Class A Common Stock were exercised, and options to purchase 32,300 shares of Class A Common Stock were canceled. As of September 27, 1997, no options were exercisable and options to purchase 147,000 shares of Class A Common Stock were outstanding.

         DEFERRED COMPENSATION PLAN.

         INVESTMENT/PROFIT SHARING PLAN. The Company maintains the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the "PROFIT SHARING PLAN") to provide retirement benefits to eligible employees. The Profit Sharing Plan includes 401(k) and discretionary employee matching contribution features. The assets of the Profit Sharing Plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant. The Board, in its discretion, annually determines the amount of any Company contributions, including the amount of any matching contributions to be made based on participants' 401(k) contributions for the year.

         Employees who participate in the Profit Sharing Plan may contribute to their 401(k) account between one percent and ten percent (in increments of one percent) of their compensation by way of salary reductions that cannot exceed a maximum amount that varies annually (the indexed amount was $9,500 in 1997 and is $10,000 in 1998) in accordance with the Code. The Company also makes available to Profit Sharing Plan participants the ability to direct the investment of their 401(k) accounts (including the Company's matching contributions) in various investment funds.

         The Company's contributions to the participants' profit sharing accounts are held in a separate fund (the "INGLES FUND") that invests primarily in shares of the Company's Class B Common Stock and also includes cash reserves to facilitate distributions from the fund. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" regarding the shares of Class B Common Stock held by the Profit Sharing Plan in the Ingles Fund.

         The Company contributed $700,000 to the Profit Sharing Plan during fiscal 1997. These contributions were allocated to the matching contribution accounts in each participant's 401(k) accounts and to the Ingles Fund. The Company's contributions to each of the Executive Officers named in the "SUMMARY COMPENSATION TABLE" are reflected in the last column of that table. As of September 27, 1997, all of the Company's Executive Officers who are named in the "SUMMARY COMPENSATION TABLE" and who had account balances under the Profit Sharing Plan were 100% vested in their accounts except for Joseph G. Ashley who was 80% vested. Participants' interests in contributions allocated to their accounts vest over seven years.

         LIFE INSURANCE. The Company maintains, at its expense, for the benefit of each of its full-time employees life insurance policies on the life of that employee in amounts up to $150,000 based on the W-2 compensation of the employee. The premiums paid by the Company for the benefit of the Executive Officers named in the "SUMMARY COMPENSATION TABLE" are included in the last column of that table.

                            SUBMITTED BY:

                            THE AUDIT/COMPENSATION COMMITTEE

                            Robert P. Ingle   John O. Pollard   J. Alton Wingate

                            THE EMPLOYEE BENEFIT PLAN COMMITTEE

                            John O. Pollard   J. Alton Wingate

                         EXECUTIVE COMPENSATION SUMMARY

         The Company prepared the tables and graphs in this section in accordance with the SEC's rules regarding the disclosure to stockholders of compensation paid by publicly-held corporations to their executive officers.

SUMMARY COMPENSATION TABLE

         The table below (the "SUMMARY COMPENSATION TABLE") summarizes the compensation paid by the Company to the following Executive Officers: (a) its Chief Executive Officer and (b) each of the other four most highly compensated Executive Officers (other than the CEO) who was serving as an Executive Officer at the end of fiscal 1997 and received total annual salary and bonus for the 1997 fiscal year equal to or in excess of $100,000. The table reflects all compensation paid by the Company to each such Executive Officer for services rendered in all capacities to the Company and its subsidiaries. The Company did not make any restricted stock awards, option awards, stock appreciation right awards or other Long Term Investment Plan (LTIP) awards during fiscal 1997, 1996, or 1995, other than pursuant to the 1997 Plan, the 1991 Plan, the ISO Plan and the stock option agreement with Edward J. Kolodzieski, all of which are described under the caption "REPORT ON EXECUTIVE COMPENSATION--STOCK OPTION PLANS."

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                             ANNUAL COMPENSATION           COMPENSATION
                                                             -------------------           ------------

                                                                                               AWARDS
                                                                                               ------

                                                                                             UNDERLYING           ALL OTHER
                                               FISCAL       SALARY          BONUS        SECURITIES OPTIONS      COMPENSATION
              NAME AND PRINCIPAL POSITION       YEAR          ($)           ($)(1)             (#)(2)                ($)
              -----------------------------------------------------------------------------------------------------------------
              Robert P. Ingle                   1997         $200,000       $       --           100,000          $3,263(3)
               Chairman and
               Chief Executive Officer          1996          211,000          300,000                --           3,529

                                                1995          199,962               --                --           4,835
              ------------------------------------------------------------------------------------------------------------------
              Vaughn C. Fisher                  1997          283,308           10,329           100,000           4,033(4)
                President and
                Chief Operating Officer         1996          112,000           21,732                --           2,589

                                                1995          107,692           21,726                --           3,047
              ------------------------------------------------------------------------------------------------------------------
              Joseph G. Ashley                  1997          150,000           21,588           100,000             876(5)
               Vice President-Meats
                                                1996          150,000           22,320                --             948

                                                1995          150,000           17,452                --             261
              ------------------------------------------------------------------------------------------------------------------
              Jack R. Ferguson                  1997          169,231           11,792           100,000           3,695(6)
               Vice President-Finance and
               Chief Financial Officer          1996          100,000           51,546                --           2,777

                                                1995          100,000           46,635                --           3,315
              ------------------------------------------------------------------------------------------------------------------
              Ralph H. Gardner                  1997           60,000          296,184           100,000           2,459(7)
               President of Milkco, Inc.
                                                1996           60,000          207,617                --           2,490

                                                1995           60,000          156,657                --           3,208
              ------------------------------------------------------------------------------------------------------------------

(1) The Company establishes the amount it pays as bonuses to its Executive Officers after the end of the fiscal year based on the Company's performance during the fiscal year just ended. The Company accrues the amount it pays as bonuses based on the Company's performance. Amounts disclosed in this column in Proxy Statements for fiscal years before fiscal 1996 reflected the year in which the bonus was awarded and paid rather than earned, as is currently reflected.

(2) Each award represents the grant by the Company of an option to purchase 100,000 shares of Class A Common Stock to the Executive Officer pursuant to the 1997 Plan.

(3) Includes $2,975 paid by the Company as contributions to the Profit Sharing Plan and $288 in insurance premiums paid by the Company for term life insurance for Mr. Ingle's benefit.

(4) Includes $3,745 paid by the Company as contributions to the Profit Sharing Plan and $288 in insurance premiums paid by the Company for term life insurance for Mr. Fisher's benefit.

(5) Includes $588 paid by the Company as contributions to the Profit Sharing Plan and $288 in insurance premiums paid by the Company for term life insurance for Mr. Ashley's benefit.

(6) Includes $3,407 paid by the Company as contributions to the Profit Sharing Plan and $288 in insurance premiums paid by the Company for term life insurance for Mr. Ferguson's benefit.

(7) Includes $2,171 paid by the Company as contributions to the Profit Sharing Plan and $288 in insurance premiums paid by the Company for term life insurance for Mr. Gardner's benefit.

OPTIONS GRANTS TABLE

        The table below sets forth the following information with respect to each of the Executive Officers named in the "SUMMARY COMPENSATION TABLE": (a) the number of shares of Class A Common Stock underlying all individual options that the Company granted to the Executive Officers during fiscal 1997, (b) the ratio that the number of such options bears to the total number of options that the Company granted to all of its employees during fiscal 1997, (c) the per-share exercise price of such options, (d) the date on which such options expire and (e) the amount that the Executive Officer will receive when he exercises the option assuming that (i) the Executive Officer will exercise his option on its expiration date and (ii) the market price per share of the underlying Class A Common Stock will appreciate in value from the grant date to the exercise date at assumed annualized rates of appreciation (compounded annually over the term) of 5% and 10%, respectively. The Company made no grants of stock appreciation rights, separately or in tandem with options, during fiscal 1997.

                               OPTION GRANTS IN THE 1997 FISCAL YEAR

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                           Price Appreciation for
                                               Individual Grants                              Option Term (3)
                               --------------------------------------------------------  -------------------------
                                Number of
                                Securities   Percent of
                                Underlying  Total Options                                      Five         Ten
                                 Options     Granted to       Exercise                        Percent     Percent
                                 Granted    Employees in       Price       Expiration          (5%)        (10%)
NAME                             (1)(#)      Fiscal Year      ($/Sh)(2)      Date               ($)         ($)
------------------------------------------------------------------------------------------------------------------
Robert P. Ingle                  100,000      8.22%             $14.00      2/17/99          $143,500   $  294,000
 Chairman and
 Chief Executive Officer
------------------------------------------------------------------------------------------------------------------
Vaughn C. Fisher                 100,000      8.22%             $14.00      2/17/99          $143,500   $  294,000
 President and
 Chief Operating Officer
------------------------------------------------------------------------------------------------------------------
Joseph G. Ashley                 100,000      8.22%             $14.00      2/17/03          $476,134   $1,080,185
 Vice President-Meats
------------------------------------------------------------------------------------------------------------------
Jack R. Ferguson                 100,000      8.22%             $14.00      2/17/03          $476,134   $1,080,185
 Vice President-Finance and
 Chief Financial Officer
------------------------------------------------------------------------------------------------------------------
Ralph H. Gardner                 100,000      8.22%             $14.00      2/17/03          $476,134   $1,080,185
 President of Milkco, Inc.
------------------------------------------------------------------------------------------------------------------

(1) All of the reported options were granted on February 18, 1997. Messrs. Ingle's and Fisher's options vest 100% on February 17, 1998. Messrs. Ashley's, Ferguson's and Gardner's options vest 100% on February 17, 2002. All of the options are exercisable during the one-year period ending on the first anniversary of the vesting date.

     (2) The exercise price for these options is equal to 100% of the fair market value of the Company's Class A Common Stock on the grant date, which equals the closing price of the stock on that date.

     (3) The potential realizable value equals the assumed appreciated market price per share (approximately $15.44 per share at 5% for Messrs. Ingle and Fisher, approximately $18.76 per share at 5% for Messrs. Ashley, Ferguson and Gardner; approximately $16.94 per share at 10% for Messrs. Ingle and Fisher, approximately $24.80 per share at 10% for Messrs. Ashley, Ferguson and Gardner) less the $14.00 per share exercise price which is then multiplied by the number of shares of Class A Common Stock underlying the options. The 5% and 10% assumed rates of appreciation method for calculating the potential value of the options the Executive Officers may receive is entirely dependent on appreciation in the market price of the Class A Common Stock. The 5% and 10% rates are included for illustration only and are not a prediction of market appreciation. The actual value that an Executive Officer will realize will be based on the actual market price on the date the Executive Officer exercises his option. If the per share price does not increase, no Executive Officer will realize any gain. For example, the options were not in-the-money on September 27, 1997, because the fair market value per share was $13.0625 on that date, which was less than the exercise price. If all of the holders of the 8,858,868, shares of Class A Common Stock outstanding as of February 18, 1997 (the date the options were granted), realized the same appreciation in the value of their shares over the six year term of the options granted to Messrs. Ashley, Ferguson and Gardner, the aggregate increase in value of the outstanding shares would be approximately $42,168,000 (approximately $18.76 per share at 5%) and approximately $95,676,000 (approximately $24.80 per share at 10%).

OPTION EXERCISE TABLE

         The table below sets forth the following information with respect to each of the Executive Officers named in the "SUMMARY COMPENSATION TABLE": (a) the number of shares received when the Executive Officer exercised an option during fiscal 1997, (b) the aggregate dollar value realized when he exercised the option, (c) the total number of shares of Class A Common Stock underlying all outstanding, unexercised options held at the end of fiscal 1997, separately identifying the exercisable and unexercisable options, and (d) the aggregate dollar value (determined by calculating the difference at fiscal year end between the fair market value of the shares underlying the option and the aggregate exercise price of the option) of all such unexercised options that were in-the-money (which means when the fair market value of the underlying shares exceeds the exercise price of the option) at the end of fiscal 1997, separately identifying the exercisable and unexercisable options.

                       AGGREGATED OPTION EXERCISES IN THE
               1997 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES



                                                                              Number of Securities       Value of
                                                                                   Underlying          Unexercised
                                                                                  Unexercised          In-the-Money
                                                                               Options at Fiscal        Options at
                                                                                    Year-End         Fiscal Year-End
                                          -------------------------------------------------------------------------------

                                            Shares Acquired        Value          Exercisable/         Exercisable/
                                              on Exercise         Realized       Unexercisable        Unexercisable
Name                                              (#)               ($)               (#)                  ($)
-------------------------------------------------------------------------------------------------------------------------
Robert P. Ingle                                     --                --           0/100,000(1)          $0/$0(2)
 Chairman and Chief Executive Officer
-------------------------------------------------------------------------------------------------------------------------
Vaughn C. Fisher                               100,000(3)        658,048(4)        0/100,000(1)          $0/$0(2)
 President and Chief Operating Officer
-------------------------------------------------------------------------------------------------------------------------
Joseph G. Ashley                               100,000(3)        656,772(5)        0/100,000(6)          $0/$0(2)
 Vice President-Meats
-------------------------------------------------------------------------------------------------------------------------
Jack R. Ferguson                               100,000(3)        658,521(7)        0/100,000(6)          $0/$0(2)
 Vice-President Finance and Chief
 Financial Officer
-------------------------------------------------------------------------------------------------------------------------
Ralph H. Gardner                                    --                --           0/100,000(6)          $0/$0(2)
 President of Milkco, Inc.
-------------------------------------------------------------------------------------------------------------------------

 (1) Represents an option to purchase 100,000 shares of Class A Common Stock granted to this Executive Officer pursuant to the 1997 Plan. The option is exercisable at $14.00 per share only during the one-year period beginning on February 18, 1998.

 (2) The fair market value of the Company's Class A Common Stock on September 27, 1997, was $13.0625 per share. The exercise price of the option is $14.00 per share. Because the option was not in-the-money on September 27, 1997, the option had no value for purposes of this table.

 (3) Represents an option to purchase 100,000 shares of Class A Common Stock granted to this Executive Officer pursuant to the 1991 Plan.

 (4) Shares of Class A Common Stock received upon the exercise of this option were acquired at $6.875 per share and were sold on the open market at prices ranging from $12.875 to $14.625 per share.

 (5) Shares of Class A Common Stock received upon the exercise of this option were acquired at $6.875 per share and were sold on the open market at prices ranging from $12.875 to $14.625 per share.

 (6) Represents an option to purchase 100,000 shares of Class A Common Stock granted to this Executive Officer pursuant to the 1997 Plan. The option will be exercisable at $14.00 per share only during the one-year period beginning on February 18, 2002.

 (7) Shares of Class A Common Stock received upon the exercise of this option were acquired at $6.875 per share and were sold on the open market at prices ranging from $12.875 to $14.625 per share.

STOCK PRICE PERFORMANCE GRAPH

         Set forth on the following page are a graph and accompanying tables comparing (a) the cumulative total stockholder return on the Class A Common Stock to (b) the cumulative total return of (i) the S&P 500 Comprehensive-Last Trading Day Index and (ii) the Company's Peer Group Index (as defined below), each for the five-year period that started on September 30, 1992, and ended September 30, 1997. The graph and tables assume that $100 was invested on September 30, 1992, in (a) the Company's Class A Common Stock, (b) the publicly traded securities of the companies included in the S&P 500 Comprehensive-Last Trading Day Index and (c) the publicly traded securities of the companies included in the Peer Group Index, and, in each case, that all dividends were reinvested in the same securities. The peer group index (the "PEER GROUP INDEX") consists of the Standard & Poor's 500 Retail (Food Chains) Sub Index, an established market index, but excludes from that index two companies (Albertson's Inc. and Winn-Dixie Stores, Inc.). Returns for the S&P 500 Comprehensive-Last Trading Day Index and the Peer Group Index have been market weighted annually, as of each October 1, within the group to produce returns for the group. The data reflected in the graph and tables was prepared for the Company by Standard & Poor's Compustat.

         The composition of the S&P 500 Comprehensive-Last Trading Day Index and the Peer Group Index may have changed since the date of the Proxy Statement prepared in connection with the Annual Meeting of Stockholders of the Company held February 18, 1997 (the "1997 PROXY STATEMENT") solely as a result of a change in the Standard & Poor's 500 Retail (Food Chains) Sub Index. The Standard & Poor's 500 Retail (Food Chains) Sub Index is the same index used by the Company in the 1997 Proxy Statement. All information in the graph and tables regarding each of (a) the Class A Common Stock, (b) the Standard & Poor's 500 Retail (Food Chains) Sub Index and (c) the Peer Group Index is based on a year ending September 30. The methods of determining the Measurement Period and calculating dividend reinvestment used in this Proxy Statement have not changed from those used in previous years.

                          INGLES MARKETS, INCORPORATED
                       COMPARATIVE RETURN TO STOCKHOLDERS

                               [GRAPHIC OMITTED]



                  INDEXED RETURNS OF INITIAL $100 INVESTMENT*

                                                                 September 30
                                     ----------------------------------------------------------------------
Company/Index                           1992        1993       1994        1995        1996        1997
-----------------------------------------------------------------------------------------------------------
Ingles Markets, Incorporated            $100.00     $140.52    $200.79     $181.19     $309.53     $264.20
 Class A Common Stock
-----------------------------------------------------------------------------------------------------------
S&P 500 Comprehensive -                 $100.00     $113.00    $117.17     $152.02     $182.93     $256.92
 Last Trading Day Index
-----------------------------------------------------------------------------------------------------------
Peer Group                              $100.00     $116.11    $133.03     $164.95     $211.50     $263.21
-----------------------------------------------------------------------------------------------------------

*Assumes $100 invested in the Class A Common Stock of Ingles Markets,
  Incorporated after the close of the market on September 30, 1992.



                      COMPARATIVE ANNUAL RETURN PERCENTAGE

                                                                         September 30
                                                 ----------------------------------------------------------
Company/Index                                       1993       1994        1995        1996        1997
-----------------------------------------------------------------------------------------------------------
Ingles Markets, Incorporated                         40.52%     42.89%      -9.76%      70.84%      -14.65%
 Class A Common Stock
-----------------------------------------------------------------------------------------------------------
S&P 500 Comprehensive -                              13.00%      3.69%      29.74%      20.33%       40.45%
 Last Trading Day Index
-----------------------------------------------------------------------------------------------------------
Peer Group                                           16.11%     14.57%      24.00%      28.22%       24.45%
-----------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock owned beneficially as of January 6, 1998, by the following: (a) each Director, (b) each Nominee, (c) each of the Executive Officers of the Company named in the "SUMMARY COMPENSATION TABLE," (d) all Directors and Executive Officers as a group and (e) each person known by the Company to be a beneficial owner of more than five percent (5%) of either class of the outstanding Common Stock. The table also sets forth the percentage of each class of Common Stock held by such stockholders. Except as otherwise indicated, and subject to applicable community property laws, each beneficial owner has sole voting and investment power with respect to the Common Stock listed.

                                             Number of Shares Owned Beneficially          Percentage of Common Stock
                                             -----------------------------------          --------------------------

NAME                                           Class A           Class B (2)                 Class A         Class B
--------------------------------------------------------------------------------------------------------------------------
Robert P. Ingle (1)                          100,000(2)           11,951,300(3)(4)            57.0% (5)(3)       93.5%
--------------------------------------------------------------------------------------------------------------------------
Ingles Markets, Incorporated
 Investment/Profit Sharing Plan
 and Trust(1)                                      0               1,902,700                  17.3% (5)          14.9%
--------------------------------------------------------------------------------------------------------------------------
Anthony S. Federico (1)                      110,000(6)              138,075                   2.7% (5)           1.1%
--------------------------------------------------------------------------------------------------------------------------
Joseph G. Ashley (1)                             315                       0                      *                --
--------------------------------------------------------------------------------------------------------------------------
Jack R. Ferguson (1)                             300               1,902,700(3)               17.3% (5)(3)       14.9%
--------------------------------------------------------------------------------------------------------------------------
Vaughn C. Fisher (1)                         123,000(2)            1,902,700(3)               18.3% (5)(3)       14.9%
--------------------------------------------------------------------------------------------------------------------------
Ralph H. Gardner (1)                          15,800(7)                  750                      * (5)              *
--------------------------------------------------------------------------------------------------------------------------
Robert P. Ingle, II (1)                      100,000(6)              154,950                   2.7% (5)           1.2%
--------------------------------------------------------------------------------------------------------------------------
John O. Pollard                                  100                       0                      *                --
--------------------------------------------------------------------------------------------------------------------------
Laura Ingle Sharp                              3,620(8)               79,725(9)                   * (5)              *
--------------------------------------------------------------------------------------------------------------------------
Brenda S. Tudor                                    0                     150                      * (5)              *
--------------------------------------------------------------------------------------------------------------------------
J. Alton Wingate                               1,100                     150                      * (5)              *
--------------------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a
 group (18 persons)                          454,935(2)(6)(7)(8)  12,325,100(3)(4)(9)         58.6% (5)(3)       96.4%
--------------------------------------------------------------------------------------------------------------------------
Total Shares Outstanding                   9,077,666              12,788,073                 100.0%             100.0%
--------------------------------------------------------------------------------------------------------------------------

*Less than 1%.


(1) The address of this beneficial owner is P.O. Box 6676, Highway 70, Asheville, North Carolina 28816.

(2) Includes 100,000 shares of Class A Common Stock that this Executive Officer has an option to purchase pursuant to an option granted under the 1997 Plan. The option is exercisable beginning on February 18, 1998.

(3) Includes the 1,902,700 shares of Class B Common Stock held by the Company's Investment/Profit Sharing Plan and Trust, of which Messrs. Robert P. Ingle, Ferguson and Fisher are trustees. Messrs. Robert P. Ingle, Ferguson and Fisher have sole voting power and dispositive power with respect to such shares. However, Messrs. Robert P. Ingle, Ferguson and Fisher disclaim beneficial ownership of such shares.

(4) Includes 48,600 shares of Class B Common Stock held by Mr. Ingle's wife, with respect to which Mr. Ingle disclaims any beneficial ownership interest.

(5) Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one share of Class A Common Stock. If the holder of any shares of Class B Common Stock transfers the shares to anyone other than an immediate family member or the Company's Investment/Profit Sharing Plan and Trust, then each share of Class B Common Stock will be automatically converted into a share of Class A Common Stock. Accordingly, for each holder of Class B Common Stock the percentages of Class A Common Stock that are set forth in this table also reflects the Class A Common Stock into which such stockholder's shares of Class B Common Stock are convertible. However, these converted shares are not used to calculate such percentages for any other stockholder in this table. The number of shares of Class A Common Stock held by all Directors and Executive Officers as a group does reflect the conversion into Class A Common Stock of each share of Class B Common Stock held by each Director and Executive Officer.

(6) Includes 100,000 shares of Class A Common Stock that this Executive Officer has an option to purchase pursuant to an option granted under the 1991 Plan. The option became exercisable in November 1997.

(7) Includes 300 shares of Class A Common Stock held by the estate of Mr. Gardner's wife.

(8) Includes 379.6022 shares of Class A Common Stock held by Ms. Sharp's minor children.

(9)      Includes 2,025 shares of Class B Common Stock held by Ms. Sharp's husband.
------------


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Terry M. Sharp, son-in-law of Robert P. Ingle (who is Chairman of the Board, Chief Executive Officer and a Director of the Company) and husband of Laura Ingle Sharp (who is a Director of the Company) has received certain remuneration in connection with purchases of real property by the Company. Except as described below, the Company did not incur any direct expense for such services because Mr. Sharp was paid by the third-party sellers in such transactions. TMS Realty, Inc. is owned by Mr. Sharp. Based on information available to the Company, Mr. Sharp or TMS Realty, Inc. received gross revenues of $262,442 during fiscal 1997 (including $50,000 in connection with a real property transaction that closed in fiscal 1997, one-half of which was paid by the Company) and $325,972 during fiscal 1998 (through January 6, 1998) as a result of such purchases of real property. In addition, during fiscal 1997 the Company paid remuneration to Mr. Sharp of $18,278 for services rendered by Mr. Sharp as a pilot for the Company. Energy Management Systems, Inc. is owned by Mr. Sharp and his father. During fiscal 1997, Energy Management Systems, Inc. performed consulting services in connection with the Company's purchase of energy management systems for certain of its supermarkets. However, because these projects are not yet complete, Energy Management Systems, Inc. has not billed the Company for such services. The Company will pay for such services when it is billed by Energy

Management Systems, Inc. BESCO, a Division of Broadway Electric Service, Inc., is majority owned by Mr. Sharp's father. The Company paid BESCO approximately $13,410 for electrical repair services. The Company believes that it entered into these transactions on terms no less favorable to the Company than otherwise would have been available to the Company from unaffiliated third parties in arms-length transactions.

        See also "COMPENSATION COMMITTEE INTERLOCKS AND ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION DECISIONS."

        Other than transactions of the nature described or referred to under this heading, the Company does not intend to enter into any transactions in the future with or involving any of its officers or Directors or any members of their immediate family on terms that would be less favorable to the Company than those that would be available from unaffiliated third parties in arms-length transactions.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Company's Board of Directors has selected Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the 1998 fiscal year. Ernst & Young LLP has served as the independent auditors for the Company and its subsidiaries since March 1989. Representatives of Ernst & Young LLP are expected to be present at the 1998 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

                                  OTHER MATTERS

STOCKHOLDERS' PROPOSALS FOR THE 1999 ANNUAL MEETING

        The Company plans to hold its 1999 Annual Meeting of Stockholders in February or early March. Any proposal that a stockholder wants to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary no later than September 23, 1998, or the proposal will automatically be excluded from proxy materials for that meeting. Such proposals must be received by the Secretary at the Company's principal office, the address of which is set forth on page 1 of this Proxy Statement, and must meet the requirements of the regulations passed by the SEC to be eligible to be included in the proxy materials for the Company's 1999 Annual Meeting.

ACTION ON OTHER MATTERS AT THE 1998 ANNUAL MEETING

        At this time, the Company does not know of any matters to be presented for action at the 1998 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matter comes before the 1998 Annual Meeting, it is intended that the Proxies who are named in the Proxy Cards will vote the shares represented by effective Proxy Cards in accordance with their judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Company is required to identify any Reporting Person (as defined below) that failed to file on a timely basis with the SEC any report that was required to be filed during fiscal 1997 with the SEC pursuant to
Section 16(a) of the Exchange Act. Such required filings include a Form 3 (an initial report of beneficial ownership of Common Stock) and a Form 4 and Form 5 (which reflect changes in beneficial ownership of Common Stock). For purposes of this Proxy Statement, a "Reporting Person" is a person who at any time during fiscal 1997 was (a) a

Director of the Company, (b) an executive officer of the Company or its subsidiaries, (c) a beneficial owner of more than 10% of the Class A Common Stock or Class B Common Stock or (d) any other person who was subject to Section 16 of the Exchange Act with respect to the Company. Based solely on a review of such Forms 3, 4 and 5 and all amendments thereto that were furnished to the Company by the Reporting Persons known to the Company, as required by Rule 16a-3(e), except as set forth below, no Reporting Person that was required to comply with Section 16(a) of the Exchange Act failed to comply with such requirements during fiscal 1997. Based on information that the Reporting Persons known to the Company provided to the Company, with respect to fiscal 1997, (i)
H. James Brabson failed to file on a timely basis an Initial Statement of Beneficial Ownership of Securities report with respect to his appointment as Vice President-Store Operations, (ii) Nancy L. Hughes failed to file on a timely basis an Initial Statement of Beneficial Ownership of Securities report with respect to her appointment as Vice President-Deli and (iii) Gordon S. Myers failed to file on a timely basis one report with respect to one transaction. Mr. Brabson, Ms. Hughes and Mr. Myers have each advised the Company that they filed their respective reports.

INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT

        The Report on Executive Compensation set forth on pages 10 through 15 of this Proxy Statement and the graph and related data set forth under the heading "STOCK PRICE PERFORMANCE GRAPH" on pages 22 and 23 of this Proxy Statement shall not be deemed to be incorporated by reference into any report, statement or other filing made by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, or in any related prospectus, that incorporates this Proxy Statement by reference, in whole or in part, notwithstanding anything to the contrary set forth therein.

AVAILABILITY OF FORM 10-K

        Upon written request, the Company will provide, without charge, to Stockholders that are entitled to receive this Proxy Statement a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997, as filed with the SEC (including the financial statements and related schedules, but not including the exhibits thereto, which will be provided upon written request at the Stockholder's expense). Requests for copies should be directed to Jack R. Ferguson, Vice President-Finance and Chief Financial Officer, at Ingles Markets, Incorporated, P. O. Box 6676, Asheville, North Carolina 28816, or by telephone at (704) 669-2941, ext. 222.

        STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD(S) IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARD(S) IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY CARD(S).


                                     By Order of the Board of Directors

                                     /s/ Robert P. Ingle
                                     Robert P. Ingle
                                     Chairman of the Board

                                                                         EXHIBIT



CLASS A

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 17, 1998
                          INGLES MARKETS, INCORPORATED

    The undersigned hereby appoints Robert P. Ingle and Vaughn C. Fisher, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock held of record by the undersigned on January 6, 1998, at the Annual Meeting of Stockholders of Ingles Markets, Incorporated to be held on February 17, 1998, at 1:00 P.M. at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina, or any postponements or adjournments thereof.

1. ELECTION OF DIRECTORS:

 [ ] FOR ALL NOMINEES LISTED BELOW                                 [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
     (EXCEPT AS MARKED TO THE CONTRARY BELOW).                         NOMINEES LISTED BELOW.

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

                       John O. Pollard; J. Alton Wingate

2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any postponements or adjournments thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                            (Continued on other side)

                          (Continued from other side)

                          INGLES MARKETS, INCORPORATED
                                     PROXY

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders to be held February 17, 1998.

                                           Dated:_________________________, 1998

                                           _______________________________(SEAL)

                                           _______________________________(SEAL)
                                           (Please sign exactly as your name
                                           appears hereon. If stock is
                                           registered in more than one name,
                                           each holder should sign. When signing
                                           as an attorney, administrator,
                                           executor, guardian or trustee, please
                                           add your title as such. If executed
                                           by a corporation, the proxy should be
                                           signed by a duly authorized officer.)

                                           PLEASE SIGN, DATE AND PROMPTLY RETURN
                                           THIS PROXY IN THE ENCLOSED ENVELOPE.
                                           NO POSTAGE IS REQUIRED IF MAILED IN
                                           THE UNITED STATES.
I PLAN TO ATTEND________

CLASS B

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 17, 1998
                          INGLES MARKETS, INCORPORATED

    The undersigned hereby appoints Robert P. Ingle and Vaughn C. Fisher, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class B Common Stock held of record by the undersigned on January 6, 1998, at the Annual Meeting of the Stockholders of Ingles Markets, Incorporated to be held on February 17, 1998, at 1:00 P.M. at the Grove Park Inn, 290 Macon Avenue, Asheville, North Carolina, or any postponements or adjournments thereof.

1. ELECTION OF DIRECTORS:

 [ ] FOR ALL NOMINEES LISTED BELOW                                 [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
     (EXCEPT AS MARKED TO THE CONTRARY BELOW).                         NOMINEES LISTED BELOW.

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

   Anthony S. Federico; Vaughn C. Fisher; Ralph H. Gardner; Robert P. Ingle;
           Robert P. Ingle, II; Laura Ingle Sharp; Brenda S. Tudor

2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any postponements or adjournments thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                            (Continued on other side)

                          (Continued from other side)

                          INGLES MARKETS, INCORPORATED
                                     PROXY

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders to be held February 17, 1998.

                                           Dated:_________________________, 1998

                                           _______________________________(SEAL)

                                           _______________________________(SEAL)
                                           (Please sign exactly as your name
                                           appears hereon. If stock is
                                           registered in more than one name,
                                           each holder should sign. When signing
                                           as an attorney, administrator,
                                           executor, guardian or trustee, please
                                           add your title as such. If executed
                                           by a corporation, the proxy should be
                                           signed by a duly authorized officer.)

                                           PLEASE SIGN, DATE AND PROMPTLY RETURN
                                           THIS PROXY IN THE ENCLOSED ENVELOPE.
                                           NO POSTAGE IS REQUIRED IF MAILED IN
                                           THE UNITED STATES.
I PLAN TO ATTEND________